Q1 2024 Letter to Shareholders May 9, 2024 | yelp-ir.com EXHIBIT 99.2

First Quarter 2024
Financial Highlights

- **Net revenue was $333 million, up 7%** from the first quarter of 2023 and consistent with our first quarter outlook range, driven primarily by growth in advertising revenue as we executed against our strategic initiatives.
- **Net income was $14 million, or $0.20 per diluted share,** representing a net income margin of 4%, compared to net loss of ($1) million, or ($0.02) per diluted share, and a net loss margin of approximately zero in the first quarter of 2023.
- **Adjusted EBITDA[1] was $64 million,** an increase of $10 million, or 19%, compared to the first quarter of 2023 and $12 million above the high end of our outlook range. Adjusted EBITDA margin[1] increased two percentage points from the first quarter of 2023 to reach 19%.
- **Cash provided by operating activities was $73 million during the first quarter,** and we ended the quarter with cash, cash equivalents and marketable securities of $421 million.
- **In the first quarter we repurchased approximately 1.5 million shares** at an aggregate cost of $62.5 million.
- **We continue to believe in the significant long-term opportunities ahead and our team's ability to capture them.** In 2024, we continue to expect net revenue to be in the range of $1.42 billion to $1.44 billion as our Services initiatives gain traction and drive growth. We are narrowing our adjusted EBITDA outlook and now expect it to be in the range of $315 million to $325 million for the full year, reflecting our investments in Services project acquisition through paid search engine marketing.



Net Revenue
+7%
$312M
$333M
1Q23
1Q24



Net Income (Loss)
NM²
$14M
Margin
-$1M³
4%
1Q23
1Q24



Adjusted EBITDA¹
+19%
$64M
$54M
Margin
17%
19%
1Q23
1Q24



Paying Advertising Locations
-4%
554k
530k
1Q23
1Q24
Services
RR&O



Ad Clicks, y/y
+8%
1Q23
1Q24



Average CPC, y/y
-1%
1Q23
1Q24

Note: Reported figures are rounded; the year-over-year percentage changes are calculated based on reported financial statements and metrics.

[1] Refer to the accompanying financial tables for further details and a reconciliation of the non-GAAP measures presented to the most directly comparable measures prepared in accordance with accounting principles generally accepted in the United States ("GAAP").

[2] Percentage change is not meaningful.

[3] Net loss margin is approximately zero.

2 / 23

Yelp Q1 2024

Ye lp Q 1 20 24 3 23 Dear fellow shareholders, As we approach our 20th anniversary, we are proud of the impact Yelp has had on the communities we serve. We remain committed to providing the most trusted local search and discovery platform while increasing our focus on delivering the best Services experience for consumers and service pros. In the first quarter, businesses in our Restaurant, Retail, & Other (“RR&O”) categories continued to face a challenging operating environment. However, the strength and momentum in our Services categories, particularly in our Home Services subcategories, give us confidence in our strategy and guidance for the year. We continue to expect that our full-year net revenue will be within the $1.42 billion to $1.44 billion range. Our team continued to execute against our product-led strategy as we recently announced over 15 new product features and updates, most notably Yelp Assistant, a conversational artificial intelligence (“AI”) feature powered by large language model (“LLM”) technology that intelligently guides consumers to the right service pros for their projects. We believe this new offering, along with dozens of other AI-powered initiatives on our roadmap, will transform how consumers and businesses connect on Yelp. In the first quarter, our efforts to acquire Services projects through paid search engine marketing showed positive results, contributing to an approximately 20% year-over-year increase in Request-a-Quote projects. Together with improvements to our ad system and matching capabilities, these efforts drove an increase in the percentage of monetized leads in Services in the first quarter, as well as an 8% year-over-year increase in ad clicks across all categories. Average cost-per-click (“CPC”) decreased 1% year over year, with more substantial decreases across Services categories, reflecting the increased value we delivered to advertisers in the quarter. Over the last several years, our significant investments in our product and engineering teams have enabled us to effectively navigate market shifts and leverage advanced technology like AI to enhance our offerings. Our team’s execution against the opportunity in Services in the first quarter fuels our confidence, as we remain focused on driving long-term, profitable growth. Net revenue reached a record for the sixth consecutive quarter Net Revenue 4Q21 1Q22 2Q22 4Q223Q22 1Q23 $312M $309M$309M $299M $277M $273M 2023 2024E $1.34B $1.42B-$1.44B We reaffirmed our revenue expectations for the full year 2024 Net Revenue Outlook

Ye lp Q 1 20 24 4 23 Q1 Results Driven by solid performance in our Services categories, net revenue increased by 7% year over year in the first quarter, reaching $333 million. Net income increased to $14 million, or $0.20 per diluted share, from a net loss of ($1) million in the first quarter of 2023, reflecting a 4% margin and our ability to improve profitability while investing in our growth initiatives. Adjusted EBITDA grew by 19% year over year to $64 million, $12 million above the high end of our outlook range and representing a 19% margin. Ad clicks increased 8% year over year in the first quarter and average CPC declined 1% over the same period as improvements to our advertising technology and our efforts to acquire Services projects through paid search drove more connections between consumers and service pros. Advertisers responded positively to our improved matching in Services, as reflected by a 6% year-over-year increase in paying advertising locations in these categories, even as overall paying advertising locations decreased 4% year over year. First quarter advertising revenue in Services increased by 11% year over year to $203 million, led by strength in Home Services, where revenue grew by approximately 15% year over year. Advertising revenue from RR&O categories grew a modest 1% year over year to $114 million, while RR&O paying advertising locations decreased compared to the first quarter of 2023. We believe these results primarily reflect the challenging operating environment facing businesses in these categories and, to a lesser extent, strong competition for ad spend from such businesses, including from food ordering and delivery providers. Multi-location revenue increased by approximately 5% year over year in the first quarter, a deceleration from approximately 15% year-over-year growth in the fourth quarter of 2023, attributable to softness in RR&O. However, we continued to make progress in driving sales through our efficient Self-serve channel, where revenue increased by approximately 20% year over year. Paying Advertising Locations +1% 546k 1Q22 2Q22 3Q22 4Q22 1Q23 554k569k 572k 545k Services Advertising Revenue +15% $160M 1Q22 2Q22 3Q22 4Q22 1Q23 $184M $174M $181M $178M RR&O Advertising Revenue +10% $103M 1Q22 2Q22 3Q22 4Q22 1Q23 $114M$109M $113M $116M Advertiser demand drove strong results in the first quarter Net Revenue +13% $277M 1Q22 2Q22 3Q22 4Q22 1Q23 $312M $299M $309M $309M 1Q23 1Q24 Net Income Margin 4%—% Adjusted EBITDA Margin 19%17% +7% We grew net revenue 7% y/y while expanding margins Net Revenue Self-serve channel revenue ~20% y/y 1Q23 1Q24 Home Services advertising revenue ~15% y/y 1Q23 1Q24 Self-serve Channel Revenue ~25% y/y 1Q22 1Q23 Multi-location Channel Revenue ~15% y/y 1Q22 1Q23

Ye lp Q 1 20 24 5 23 Initiatives to drive long-term, profitable growth In the first quarter, we continued to invest in and execute against our strategic initiatives, focusing on driving long-term, profitable growth through product innovation. Deliver the best Home Services experience for consumers and service pros Services revenue grew 11% year over year in the first quarter, led by approximately 15% year-over-year growth in the Home Services subcategories, as our teams executed against our product roadmap to help drive quality connections between consumers and service pros. In the first quarter, our efforts to acquire Services projects through paid search, as well as continued strength from organic consumer demand, drove an increase in Request-a-Quote projects of approximately 20% year over year. Our paid Services project acquisition drove significant year-over-year increases in Request-a-Quote projects and ad clicks as well as meaningful year-over-year declines in average CPCs in key subcategories, such as movers, in markets where we invested in the first quarter. These early positive results have given us the confidence to expand our investment in this area, which we believe can drive project growth over the long term, particularly in Home Services. In April, to further reduce friction in the hiring journey, we launched Yelp Assistant, one of our most significant Services product advancements to date. Yelp Assistant uses LLM technology trained on our extensive first-party data to more accurately interpret a consumer’s needs and collect detailed project information. We believe this ultimately leads to better matching, driving stronger connections for consumers and helping to deliver even more relevant leads to service pros. We plan to build upon the progress we have made toward becoming the first-choice destination for consumers and service pros to connect, fueled by a robust roadmap that includes further enhancements to the Services product experience. Yelp Guaranteed provides consumers with confidence when hiring advertisers through RAQ ~25% 3Q21 3Q22 +15% Local, Auto, Professional, Pets, Real Estate, Financial and Event Services Home Services Home Services revenue growth accelerated to approximately 25% y/y Services Revenue Strength in Home Services drove revenue growth of 25% y/y Home Services Revenue +25% 1Q22 1Q23 Request-a-Quote project growth accelerated Approximate Growth in Request-a-Quote Projects, y/y 1Q23 2Q23 3Q23 1Q244Q23 -5% -10% -5% 5% 20% AI-powered Yelp Assistant guides consumers to the right service pro for their projects Depictions of Yelp's features are provided for illustrative purposes only, and may differ from the actual product. We leveraged smart notifications to boost review contributions

Ye lp Q 1 20 24 6 23 Provide the most trusted local search and discovery platform Over the last several years, we have increased investment in the consumer experience to further solidify Yelp’s longstanding position as one of the most trusted platforms for local search and discovery. These investments have enabled consumers to make more informed decisions about local businesses by providing a more personalized, streamlined search and discovery experience. In the first quarter, we released our annual Trust & Safety Report¹, which details our continuously evolving efforts to maintain the integrity and quality of the content on our platform. These include advancements leveraging LLM technology to better detect inappropriate content at scale, enabling our content moderators to prevent over 23,600 reviews from ever publishing to Yelp in 2023. In April, we introduced the Yelp Fusion AI API, an LLM-powered partner solution that brings Yelp’s trusted content and information to third-party platforms through natural language search. It helps provide contextually relevant responses to end users, allowing them to seamlessly connect with local businesses both on and off the Yelp platform. Looking ahead, we see a broad set of opportunities to bring our trusted content to consumers in new ways. For example, we expect to start testing videos created using LLM technology that stitches together photos, videos and information users have shared on Yelp to create new engaging content and make it even easier for consumers to discover great local businesses. Yelp Fusion AI API brings Yelp’s trusted content to third-party platforms ¹ Available at trust.yelp.com

Optimize advertiser value through our advanced technology

Our investments in advanced advertising technologies have helped us to optimize advertisers' budgets by prioritizing the most relevant ad content.

In the first quarter, we continued to deliver value to advertisers through high-quality ad clicks. **Growth in ad clicks accelerated to 8% year over year, while average CPC declined 1% from the first quarter of 2023, driven by enhanced matching capabilities as well as positive early results from our acquisition of Services projects through paid search**. Improved ad formats and lower CPCs contributed to both sequential and year-over-year increases in our retention rate for non-term advertisers' budgets in the first quarter.

We also **continue to identify opportunities to tap into local searches that happen off of Yelp** to match our advertisers with an even larger audience of high-intent consumers. For example, we recently extended our retargeting initiatives to surface relevant Yelp Ads to Facebook users based on their recent Yelp searches. We also launched a program with Mozilla to provide Firefox users with easier access to Yelp's trusted local business content.

Moving forward, we plan to continue refining our offerings to further improve the advertising experience on our platform and deliver even greater value to businesses.

Percentage Change in Ad Clicks and Average CPC, Y/Y


Ad Clicks
1%
0%
9%
9%
8%
1Q23
2Q23
3Q23
4Q23
1Q24
Average CPC
14%
14%
4%
4%
-1%
1Q23
2Q23
3Q23
4Q23
1Q24

7
23
Yelp Q1 2024

Ye lp Q 1 20 24 8 23 Drive profitable growth through our most efficient channels In the first quarter, we continued to invest in driving growth through our most efficient channels—Self-serve and Multi-location. Improvements to the ad purchase flow along with improvements in advertiser marketing drove another record quarter for customer acquisition in our Self-serve channel, where revenue has increased at a compound annual growth rate (“CAGR”) of approximately 25% since the first quarter of 2021. We expect our continued investment in the business owner experience, including by leveraging AI-driven insights, will help business owners more effectively maximize their return on Yelp Ads. We are also working to enhance Request-a-Quote to enable more Multi-location Services advertisers to benefit from this valuable tool. We are in the process of launching an API that aims to streamline lead tracking and improve conversion rates for our enterprise customers by connecting directly to their customer relationship management software. Additionally, as of the first quarter we narrowed the focus of our Multi-location sales team to businesses with 10 or more locations, with the Local sales team selling to businesses with fewer than 10 locations, including smaller mid-market and most franchise businesses that were previously included in Multi-location sales, but which follow a sales process closer to that of local businesses. While this change does not materially impact the breakdown of ad revenue between Local and Multi-location, we believe this realignment will enable our Multi-location sales team to more effectively serve enterprise and non-location based brand advertisers. We plan to continue expanding our offerings and attribution solutions for Multi-location advertisers up and down the consumer conversion funnel, as well as on and off of Yelp. 1Q21 1Q22 1Q23 1Q24 Self-serve channel revenue has maintained consistent growth Self-serve Channel Revenue ~25% CAGR

Ye lp Q 1 20 24 9 23 Delivering profitable growth With a net income margin of 4% and an adjusted EBITDA margin of 19%, our first quarter results demonstrate the margin potential of our product-led growth strategy. We achieved these solid results even as we continued to invest in our growth initiatives in the quarter, including ramping our investments in paid Services project acquisition to $7 million, an increase of $5 million from the fourth quarter of 2023. We expect to spend $40 million or more on these efforts in 2024 based on their results in the first quarter and their potential to drive incremental Request-a-Quote projects over the longer term. In markets and subcategories where we activated our paid project acquisition initiative in the first quarter, we saw more Request-a-Quote projects and ad clicks and lower average CPCs. Historically, when we have delivered greater value to advertisers through more ad clicks at lower average CPCs, retention has generally improved and advertisers have tended to spend more with us over time. However, there is typically a significant lag between a decline in average CPC and an increase in ad budget. Given the dynamics of this interaction, as well as the early stage of our paid project acquisition initiative, we have not reflected any potential revenue related to this initiative in our guidance for 2024. In the first quarter, we continued to be disciplined in our allocation of resources and focused on growth opportunities that have the potential to provide incremental returns. This resulted in a two percentage point improvement in our adjusted EBITDA margin from the first quarter of 2023. Stock-based compensation expense (“SBC”) as a percentage of revenue decreased by two percentage points from the prior year to 13% in the first quarter of 2024, reflecting our commitment to increasing the quality of our adjusted EBITDA. We continue to expect that the number of shares subject to employee equity awards granted in 2024 will be approximately 65% lower than in 2023. We anticipate the stacking impact of this reduction in SBC to have a positive impact on our GAAP profitability in subsequent years. We continue to expect that SBC as a percentage of revenue will be below 8% by the end of 2025, driven by revenue growth and a compensation mix that emphasizes cash over equity. We also expect to finish 2024 with headcount approximately flat year over year, further demonstrating our commitment to driving leverage in the business. 8% 1Q23 1Q24 Stock-based compensation 17% 19% Increasing adjusted EBITDA quality Adjusted EBITDA Margin Committed to reducing SBC as a percentage of revenue Stock-based Compensation, % of Revenue 13% ~11% < 8% 2023 2024E 4Q25E

Ye lp Q 1 20 24 10 23 Prudent capital allocation Our capital allocation strategy consists of three main elements: 1) maintaining a healthy cash balance to fund our operations; 2) retaining capacity for potential acquisitions; and 3) returning excess capital to shareholders through share repurchases. In the first quarter, we repurchased $62.5 million worth of shares at an average purchase price of $40.95 per share. As of March 31, 2024, we had $519 million remaining under our existing repurchase authorization. We plan to continue repurchasing shares in 2024, subject to market and economic conditions. In summary, Yelp’s first quarter results reflect our focus on product innovation and the application of AI across our business. We continue to enhance our platform and the Services experience to provide even greater value to both consumers and advertisers as we deliver on our mission of connecting people with great local businesses. We remain confident in the opportunities ahead to further innovate, grow and deliver value to our shareholders. Sincerely, Total Repurchase Authorization Authorization Date Prudent Capital Allocation $2.0B Completed as of March 31, 2024 Remaining Authorization $200M $250M $250M $250M $250M $250M Nov ‘22Jul ‘17 Nov ‘18 Feb ‘19 Jan ‘20 Aug ‘21 Feb ‘24 $500M Jeremy Stoppelman David Schwarzbach

Ye lp Q 1 20 24 11 23 Revenue Net revenue was $333 million in the first quarter of 2024, a 7% increase from the first quarter of 2023 and consistent with our first quarter outlook range. Advertising revenue was $318 million in the first quarter of 2024, up 7% from the first quarter of 2023, primarily due to the year-over-year increase in ad clicks. Other revenue was $15 million in the first quarter of 2024, down 1% from the first quarter of 2023. We now report transactions revenue — which was approximately $3 million in the first quarter of 2024 — together with other revenue to reflect that neither transactions revenue nor the underlying business is a core part of our current business model. The decrease in other revenue was primarily driven by a lower volume of food takeout and delivery orders compared to the prior-year period. This decrease was partially offset by higher revenue from the continued growth of our Yelp Knowledge and Yelp Fusion programs. First Quarter 2024 Financial Review ¹ Beginning in the three months ended March 31, 2024, other revenue includes transactions revenue which was separately presented in prior periods. Prior period amounts in the table above have been reclassified to conform to the current period presentation. Net Revenue +7% $312M $333M 1Q23 1Q24 Three Months Ended March 31, 2024 2023 Net revenue by product: Advertising revenue by category: Services $ 203,288 $ 183,520 Restaurants, Retail & Other 114,350 113,623 Advertising 317,638 297,143 Other¹ 15,114 15,295 Total net revenue $ 332,752 $ 312,438

Ye lp Q 1 20 24 12 23 Operating expenses, net income (loss) & adjusted EBITDA Cost of revenue (exclusive of depreciation and amortization) was $27 million in the first quarter of 2024, up 5% from the first quarter of 2023. The increase was primarily driven by higher website infrastructure expenses resulting from investments in maintaining and improving our infrastructure as well as higher employee costs mainly due to higher cost of labor. Sales and marketing expenses were $148 million in the first quarter of 2024, a slight increase from the first quarter of 2023. The increase was primarily driven by our increased investments in paid search as well as higher employee costs mainly due to higher cost of labor. The increase was partially offset by decreases in workplace operating costs due to reductions in our leased office space. Product development expenses were $91 million in the first quarter of 2024, up 3% from the first quarter of 2023. The increase was primarily driven by an increase in employee costs mainly due to higher cost of labor. The increase in employee costs was partially offset by lower average headcount compared to the prior-year period. General and administrative expenses were $45 million in the first quarter of 2024, down 3% from the first quarter of 2023. The decrease was primarily driven by an impairment charge incurred in the prior-year period related to the abandonment of one of our office spaces, as well as a decrease in employee costs mainly driven by lower average headcount. These decreases were partially offset by an increase in the provision for doubtful accounts due to higher anticipated customer delinquencies and the increase in advertising revenue. COR % of Revenue 8% 8% 1Q23 1Q24 S&M % of Revenue 47% 44% 1Q23 1Q24 PD % of Revenue 28% 27% 1Q23 1Q24 G&A % of Revenue 15%* 14% 1Q23 1Q24 *Includes an impairment charge of $4 million

Ye lp Q 1 20 24 13 23 Total costs and expenses were $322 million in the first quarter of 2024, up 1% from $319 million in the first quarter of 2023. Other income, net was $8 million in the first quarter of 2024, up 48% from the first quarter of 2023. The increase was primarily driven by higher interest income from our cash and cash equivalents as well as our portfolio of marketable securities due to increased federal interest rates. Provision for income taxes was $5 million in the first quarter of 2024, compared to a benefit from income taxes of $197,000 in the first quarter of 2023. The increase in the provision for income taxes in the first quarter of 2024 was primarily due to an increase in profit before tax for 2024. Net income was $14 million in the first quarter of 2024 compared to net loss of ($1) million in the first quarter of 2023. Net income margin was 4% in the first quarter of 2024. Diluted net income per share was $0.20 in the first quarter of 2024, compared to diluted net loss per share of ($0.02) in the first quarter of 2023, reflecting the increase in net income. Adjusted EBITDA was $64 million in the first quarter of 2024, a 19% increase from $54 million in the first quarter of 2023. Adjusted EBITDA margin increased to 19% in the first quarter of 2024 from 17% in the first quarter of 2023. Balance sheet and cash flow At the end of March 2024, we held $421 million in cash, cash equivalents and marketable securities on our condensed consolidated balance sheet, with no debt. 19% 17% Net Loss +29% 1Q22 1Q23 -$1M -$1M Adjusted EBITDA +12% $48M $54M 1Q22 1Q23 M ar gi n 17% 17% Adjusted EBITDA +19% $54M $64M 1Q23 1Q24 M ar gi n 17% 19% 8% 7% Net Income (Loss) NM¹ -$1M² $14M 1Q23 1Q24 3% 4 ¹ Percentage change is not meaningful. ² Net loss margin is approximately zero. M ar gi n

Ye lp Q 1 20 24 14 23 Business Outlook We continue to believe in the significant long-term opportunities ahead and our team’s ability to execute against them. Our strong portfolio of initiatives is designed to drive long-term growth. Services categories saw strong performance during the first quarter, even while our efforts to acquire projects through paid search have yet to materially impact revenue performance. Our RR&O categories, however, exhibited weakness in the first quarter of 2024. We believe macro pressures, including higher input costs, are presenting challenges for businesses in these categories, while inflationary pressures continue to impact consumer traffic. Taking these risks and uncertainties into account, we expect net revenue will be in the range of $350 million to $355 million for the second quarter. For the full year, we continue to expect net revenue will be in the range of $1.42 billion to $1.44 billion as our Services initiatives gain traction. Turning to margin, we expect expenses to increase from the first quarter to the second quarter, reflecting incremental marketing investments, particularly for acquiring Services projects through paid search. As a result, we anticipate second quarter adjusted EBITDA to be in the range of $70 million to $75 million. For the full year, we anticipate adjusted EBITDA to be in the range of $315 million to $325 million. Second Quarter 2024 Full Year 2024 (Updated) Net revenue $350M to $355M $1.42B to $1.44B Adjusted EBITDA* $70M to $75M $315M to $325M Stock-based compensation expense as a % of Net revenue ~12% ~11% Depreciation and amortization as a % of Net revenue ~3% ~3% *Yelp has not reconciled its Adjusted EBITDA outlook to Net income (loss) under generally accepted accounting principles in the United States (“GAAP”) because it does not provide an outlook for GAAP Net income (loss) due to the uncertainty and potential variability of Other income, net and Provision for (benefit from) income taxes, which are reconciling items between Adjusted EBITDA and GAAP Net income (loss). Because Yelp cannot reasonably predict such items, a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure is not available without unreasonable effort. We caution, however, that such items could have a significant impact on the calculation of GAAP Net income (loss). For more information regarding the non-GAAP financial measures discussed in this release, please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below. $330M Adjusted EBITDA Outlook 2023 2024E $315M-$325M 2023 2024E $1.34B $1.42B-$1.44B Net Revenue Outlook

Ye lp Q 1 20 24 15 23 Quarterly Earnings Webcast Yelp will host a live webcast today at 2:00 p.m. PDT to discuss the first quarter 2024 financial results and outlook for the second quarter and full year 2024. The webcast can be accessed on the Yelp Investor Relations website at yelp-ir.com. A replay of the webcast will be available at the same website. About Yelp Yelp Inc. (yelp.com) is a community-driven platform that connects people with great local businesses. Millions of people rely on Yelp for useful and trusted local business information, reviews and photos to help inform their spending decisions. As a one-stop local platform, Yelp helps consumers easily discover, connect and transact with businesses across a broad range of categories by making it easy to request a quote for a service, book a table at a restaurant, and more. Yelp was founded in San Francisco in 2004.

Ye lp Q 1 20 24 16 23 Condensed Consolidated Balance Sheets (In thousands; unaudited) March 31, 2024 December 31, 2023 Assets Current assets: Cash and cash equivalents $ 296,045 $ 313,911 Short-term marketable securities 124,749 127,485 Accounts receivable, net 147,685 146,147 Prepaid expenses and other current assets 38,421 36,673 Total current assets 606,900 624,216 Property, equipment and software, net 68,166 68,684 Operating lease right-of-use assets 44,524 48,573 Goodwill 102,833 103,886 Intangibles, net 7,309 7,638 Other non-current assets 163,745 161,726 Total assets $ 993,477 $ 1,014,723 Liabilities and Stockholders’ Equity Current liabilities: Accounts payable and accrued liabilities $ 144,943 $ 132,809 Operating lease liabilities — current 39,365 39,234 Deferred revenue 6,988 3,821 Total current liabilities 191,296 175,864 Operating lease liabilities — long-term 38,008 48,065 Other long-term liabilities 42,200 41,260 Total liabilities 271,504 265,189 Stockholders’ equity: Common stock — — Additional paid-in capital 1,809,530 1,786,667 Treasury stock (8,329) (282) Accumulated other comprehensive loss (13,950) (12,202) Accumulated deficit (1,065,278) (1,024,649) Total stockholders’ equity 721,973 749,534 Total liabilities and stockholders’ equity $ 993,477 $ 1,014,723

Ye lp Q 1 20 24 17 23 Condensed Consolidated Statements of Operations (In thousands, except per share data; unaudited) Three Months Ended March 31, 2024 2023 Net revenue $ 332,752 $ 312,438 Costs and expenses: Cost of revenue1 27,355 26,059 Sales and marketing1 147,791 147,455 Product development1 91,227 88,197 General and administrative1 45,232 46,509 Depreciation and amortization 9,930 10,805 Total costs and expenses 321,535 319,025 Income (loss) from operations 11,217 (6,587) Other income, net 7,724 5,212 Income (loss) before income taxes 18,941 (1,375) Provision for (benefit from) income taxes 4,787 (197) Net income (loss) attributable to common stockholders $ 14,154 $ (1,178) Net income (loss) per share attributable to common stockholders: Basic $ 0.21 $ (0.02) Diluted $ 0.20 $ (0.02) Weighted-average shares used to compute net income (loss) per share attributable to common stockholders: Basic 68,559 69,821 Diluted 72,247 69,821 1Includes stock-based compensation expense as follows: Three Months Ended March 31, 2024 2023 Cost of revenue $ 1,401 $ 1,382 Sales and marketing 8,699 9,114 Product development 23,653 25,867 General and administrative 8,957 9,894 Total stock-based compensation $ 42,710 $ 46,257

Ye lp Q 1 20 24 18 23 Condensed Consolidated Statements of Cash Flows (In thousands; unaudited) Three Months Ended March 31, 2024 2023 Operating Activities Net income (loss) $ 14,154 $ (1,178) Adjustments to reconcile net income (loss) to net cash provided by operating activities: Depreciation and amortization 9,930 10,805 Provision for doubtful accounts 11,645 6,784 Stock-based compensation 42,710 46,257 Amortization of right-of-use assets 3,861 7,899 Deferred income taxes (1,976) (19,862) Amortization of deferred contract cost 6,151 5,738 Asset impairment — 3,555 Other adjustments, net 161 576 Changes in operating assets and liabilities: Accounts receivable (13,183) (15,283) Prepaid expenses and other assets (5,056) 20,709 Operating lease liabilities (9,713) (10,397) Accounts payable, accrued liabilities and other liabilities 14,171 18,641 Net cash provided by operating activities 72,855 74,244 Investing Activities Purchases of marketable securities — available-for-sale (22,419) (53,157) Sales and maturities of marketable securities — available-for-sale 25,395 23,355 Purchases of other investments (2,500) — Purchases of property, equipment and software (6,987) (7,518) Other investing activities 109 40 Net cash used in investing activities (6,402) (37,280) Financing Activities Proceeds from issuance of common stock for employee stock-based plans 548 14,647 Taxes paid related to the net share settlement of equity awards (21,882) (19,354) Repurchases of common stock (62,500) (49,999) Net cash used in financing activities (83,834) (54,706) Effect of exchange rate changes on cash, cash equivalents and restricted cash (485) 439 Change in cash, cash equivalents and restricted cash (17,866) (17,303) Cash, cash equivalents and restricted cash — Beginning of period 314,002 307,138 Cash, cash equivalents and restricted cash — End of period $ 296,136 $ 289,835

Ye lp Q 1 20 24 19 23 Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, except percentages; unaudited) 1 Recorded within general and administrative expenses on our Condensed Consolidated Statements of Operations. Three Months Ended March 31, 2024 2023 Reconciliation of Net Income (Loss) to Adjusted EBITDA: Net income (loss) $ 14,154 $ (1,178) Provision for (benefit from) income taxes 4,787 (197) Other income, net (7,724) (5,212) Depreciation and amortization 9,930 10,805 Stock-based compensation 42,710 46,257 Asset impairment¹ — 3,555 Fees related to shareholder activism¹ 599 — Adjusted EBITDA $ 64,456 $ 54,030 Net revenue $ 332,752 $ 312,438 Net income (loss) margin 4% — % Adjusted EBITDA margin 19% 17 % Three Months Ended March 31, 2024 2023 Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow: Net cash provided by operating activities $ 72,855 $ 74,244 Purchases of property, equipment and software (6,987) (7,518) Free cash flow $ 65,868 $ 66,726 Net cash used in investing activities $ (6,402) $ (37,280) Net cash used in financing activities $ (83,834) $ (54,706)

Key Financial and Operational Metrics (In thousands, except for percentages; unaudited)

	1Q21	2Q21	3Q21	4Q21	1Q22	2Q22	3Q22	4Q22	1Q23	2Q23	3Q23	4Q23	1Q24
Advertising Revenue by Category													
Services[1]	$140,687	$152,522	$157,319	$157,242	$160,263	$174,298	$180,957	$178,292	$183,520	$200,274	$206,178	$203,140	$203,288
Restaurants, Retail & Other[2]	$81,300	$92,439	$99,511	$104,205	$102,974	$109,220	$112,707	$115,692	$113,623	$121,698	$123,854	$124,231	$114,350
Total Advertising Revenue	$221,987	$244,961	$256,830	$261,447	$263,237	$283,518	$293,664	$293,984	$297,143	$321,972	$330,032	$327,371	$317,638
Paying Advertising Locations by Category[3]													
Services[1]	224	234	231	219	223	232	238	231	238	238	235	245	252
Restaurants, Retail & Other[2]	279	294	304	309	323	337	334	314	316	325	326	299	278
Total Paying Advertising Locations	503	528	535	528	546	569	572	545	554	563	561	544	530
Year-over-Year Percentage Change in Ad Clicks & Average CPC													
Ad Clicks[4]	-8%	87%	28%	14%	4%	-11%	-15%	-7%	1%	0%	9%	9%	8%
Average CPC[5]	-3%	-20%	-1%	7%	17%	32%	36%	23%	14%	14%	4%	4%	-1%

[1] Includes Home, Local, Auto, Professional, Pets, Real Estate, Financial and Event Services categories

[2] Includes Restaurants, Shopping, Beauty & Fitness, Health and Other categories

[3] On a monthly average basis

[4] Ad clicks represent user interactions with our pay-for-performance advertising products, including clicks on advertisements on our website and mobile app, clicks on syndicated advertisements on third-party platforms, and Request-a-Quote submissions. Ad clicks do not include user interactions with ads sold through our advertising partnerships.

[5] We define Average CPC as revenue from our performance-based ad products — excluding revenue from our advertising partnerships as well as certain revenue adjustments that do not impact the outcome of an auction for an individual ad click, such as refunds — divided by the total number of ad clicks for a given period.

More information about the Company, including the Company's Key Operational and Financial Metrics definitions can be found in the Company's most recent Quarterly or Annual Report filed with the SEC, available at www.yelp-ir.com or the SEC's website at www.sec.gov.

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Yelp Q1 2024

Ye lp Q 1 20 24 Non-GAAP Financial Measures This letter and statements made during the above referenced webcast may include information relating to Adjusted EBITDA, Adjusted EBITDA margin and Free cash flow, each of which is a “non-GAAP financial measure.” We define Adjusted EBITDA as net income (loss), adjusted to exclude: provision for (benefit from) income taxes; other income, net; depreciation and amortization; stock-based compensation expense; and, in certain periods, certain other income and expense items, such as impairment charges and fees related to shareholder activism, that we deem not to be indicative of our ongoing operating performance. We define Adjusted EBITDA margin as Adjusted EBITDA divided by net revenue. We define Free cash flow as cash flow from operating activities, less cash used for purchases of property, equipment and software. Adjusted EBITDA and Free cash flow, which are not prepared under any comprehensive set of accounting rules or principles, have limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of Yelp’s financial results as reported in accordance with GAAP. In particular, Adjusted EBITDA and Free cash flow should not be viewed as substitutes for, or superior to, net income (loss) or net cash provided by operating activities prepared in accordance with GAAP as measures of profitability or liquidity. Some of these limitations are: > although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect all cash capital expenditure requirements for such replacements or for new capital expenditure requirements; > Adjusted EBITDA does not reflect changes in, or cash requirements for, Yelp’s working capital needs; > Adjusted EBITDA does not reflect the impact of the recording or release of valuation allowances or tax payments that may represent a reduction in cash available to Yelp; > Adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation; > Adjusted EBITDA does not take into account any income or costs that management determines are not indicative of ongoing operating performance, such as impairment charges and fees related to shareholder activism; > Free cash flow does not represent the total residual cash flow available for discretionary purposes because it does not reflect our contractual commitments or obligations; and > other companies, including those in Yelp’s industry, may calculate Adjusted EBITDA and Free cash flow differently, which reduces their usefulness as comparative measures. Because of these limitations, you should consider Adjusted EBITDA, Adjusted EBITDA margin and Free cash flow alongside other financial performance measures, including net income (loss), net cash provided by (used in) operating activities and Yelp’s other GAAP results. Forward-Looking Statements This letter contains, and statements made during the above-referenced webcast will contain, forward-looking statements relating to, among other things, the future performance of Yelp and its consolidated subsidiaries that are based on Yelp’s current expectations, forecasts and assumptions and involve risks and uncertainties. These statements include, but are not limited to, statements regarding: > Yelp’s expected financial results for the second quarter and full year 2024; > Yelp’s product roadmap for the remainder of 2024 and beyond; > Yelp’s belief that Yelp Assistant and other AI-powered initiatives on its roadmap will transform how consumers and businesses connect on its platform; > Yelp’s ability to continue to drive long-term profitable growth and its focus on four strategic initiatives to drive that growth over the long term; > Yelp’s plans to expand its investment in acquiring Services projects through paid search, and its belief that such investment can drive project growth over the long term, particularly in Home Services; > Yelp’s plans to build upon the progress it has made toward delivering the first-choice destination for consumers and service pros to connect by executing on its roadmap that includes further enhancements to the Services product experience; > Yelp’s assessment of the opportunities ahead to bring its trusted content to consumers in new ways, as well as tap into local searches that happen off of Yelp to match its advertisers with an even larger audience of high-intent consumers; 21 23

Ye lp Q 1 20 24 > Yelp’s plans to start testing videos created using LLM technology that stitches together photos, videos and information users have shared on Yelp and ability to create new engaging content and make it even easier for consumers to discover local businesses; > Yelp’s plans to continue refining its offerings to further improve the advertising experience on its platform and deliver even greater value to businesses; > Yelp’s belief that its continued investment in the business owner experience in the Self-serve channel will help business owners to more effectively maximize their return on Yelp Ads; > Yelp’s assessment of opportunities to more effectively serve its Multi-location Services advertisers; > Yelp’s belief that it can drive significantly wider adoption of Request-a-Quote through enhancements that enable advertisers to benefit from it at greater scale; > Yelp’s belief that its realignment of Local and Multi-location channels will enable its Multi-location sales team to more effectively serve enterprise and non-location based brand advertisers; > Yelp’s plans to expand its offerings and attribution solutions for Multi-location advertisers; > Yelp’s plans for 2024 to increase investment in acquiring projects through paid search in Services and the potential of such investment to drive incremental Request-a-Quote projects over the longer term; > Yelp’s plans to hold its headcount approximately flat in 2024; > Yelp’s expectation regarding the number of shares subject to employee equity awards to be granted in 2024, as well as the impact of this reduction in SBC in 2024 and subsequent years, including the expected improvement of its GAAP profitability; > Yelp’s expectation regarding its reduction of SBC as a percentage of revenue over time, its ability to achieve those expectations by growing revenue and maintaining a compensation mix that emphasizes cash over equity, and the anticipated timing of the impact of such efforts; > Yelp’s plans to continue share repurchases under its stock repurchase program; and > Yelp’s assessment of the opportunities ahead to further innovate, grow and deliver value to its shareholders as well as its ability to execute against them. Yelp’s actual results could differ materially from those predicted or implied by such forward-looking statements and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to: > macroeconomic uncertainty — including related to inflation, interest rates and supply chain issues, as well as severe weather events — and its effect on consumer behavior, user activity and advertiser spending; > the prevalence of seasonal respiratory illnesses, impact of fears or actual outbreaks of disease and any resulting changes in consumer behavior, economic conditions or governmental actions; > maintaining and expanding Yelp’s base of advertisers, particularly if advertiser turnover substantially worsens and/or consumer demand significantly degrades; > the default by any subtenants on their rental payment obligations under the subleases entered into in connection with Yelp’s reduction of its office space; > Yelp’s ability to drive continued growth through its strategic initiatives; > Yelp’s ability to continue to effectively operate with a primarily remote work force and attract and retain key talent; > Yelp’s limited operating history in an evolving industry; > Yelp’s ability to generate and maintain sufficient high-quality content from its users; > potential strategic opportunities and Yelp’s ability to successfully manage the acquisition and integration of new businesses, solutions or technologies, as well as its ability to monetize such acquired products, solutions or technologies; > Yelp’s reliance on traffic to its website from search engines like Google and Bing and the quality and reliability of such traffic; > maintaining a strong brand and managing negative publicity that may arise; and > Yelp’s ability to timely upgrade and develop its systems, infrastructure and customer service capabilities. 22 23

Ye lp Q 1 20 24 Factors that could cause or contribute to such differences also include, but are not limited to, those factors that could affect Yelp’s business, operating results and stock price included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Yelp’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q at www.yelp-ir.com or the SEC’s website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this letter or the above-referenced webcast, which are based on information available to Yelp on the date hereof. Such forward-looking statements do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof. Yelp assumes no obligation to update such statements. 23 23